Exhibit 99.1

Blue Nile Announces Second Quarter 2012 Financial Results

Second Quarter Sales of $91.0 million, Representing Growth of 13.0%
Second Quarter Earnings Per Diluted Share Total $0.11
Company Repurchased 1.5 million Shares through August 1, 2012

SEATTLE, August 2, 2012 -- Blue Nile, Inc. (Nasdaq: NILE), the leading online retailer of diamonds and fine jewelry, today reported financial results for its second quarter ended July 1, 2012.
Net sales increased 13.0% to $91.0 million for the second quarter ended July 1, 2012. Operating income for the quarter totaled $2.3 million, representing an operating margin of 2.6% of net sales. Net income totaled $1.6 million, or $0.11 per diluted share.
Non-GAAP adjusted EBITDA for the quarter totaled $4.5 million. For the trailing twelve month period ended July 1, 2012, net cash provided by operating activities totaled $18.7 million compared to $33.4 million for the trailing twelve month period ended July 3, 2011. For the trailing twelve month period ended July 1, 2012, non-GAAP free cash flow totaled $15.6 million.
"We are pleased to report significant revenue growth along with improved profitability, and we are especially excited about the continued acceleration in the sales of engagement products.  This affirms that our current strategy is working, particularly with favorable conditions in the diamond supply market. As we move forward, we are very excited about our plans to ignite growth in the sales of our non-engagement products through the evolution of our assortment. While we focus on executing our strategy, we are also leveraging our cash balance to enhance shareholder value. We purchased approximately 349,000 shares in the second quarter, and 1.5 million shares year to date through August 1, 2012, representing approximately 11% of the shares outstanding as of the end of last year. This underscores our belief in the long-term value of our business,” said Harvey Kanter, President and Chief Executive Officer.

Highlights

•	U.S. engagement net sales for the second quarter 2012 were $52.4 million, compared to $43.9 million for the second quarter of 2011.

•	U.S. non-engagement net sales for the second quarter 2012 were $24.2 million, compared to $23.8 million for the second quarter of 2011.

•
International net sales for the second quarter 2012 were $14.4 million, compared to $12.8 million for the second quarter 2011, growing by 12.6%. Excluding the impact from changes in foreign exchange rates, international net sales increased 16.3%.

•	Gross profit for the quarter totaled $17.2 million. As a percent of net sales, gross profit was 18.9% compared to 21.3% for the second quarter of 2011.

•	New customers, which we define as individuals who have not made a prior purchase from Blue Nile, grew 32.0% in the second quarter of 2012 compared to the second quarter of 2011.

•
Selling, general and administrative expenses for the quarter were $14.9 million, compared to $12.9 million in the second quarter of 2011. Selling, general and administrative expenses for the quarter includes stock-based compensation expense of $1.3 million, compared to $1.8 million in the second quarter 2011.

•	Earnings per diluted share for the quarter included stock based compensation expense of $0.06 compared to $0.08 for the second quarter of 2011.

•	At the end of the second quarter, cash and cash equivalents totaled $53.7 million.

Financial Guidance
The following forward-looking statements reflect Blue Nile's expectations as of August 2, 2012. Actual results may be materially affected by many factors, such as consumer spending, economic conditions, product assortment and the various factors detailed below.
Expectations for the third quarter of 2012 (Quarter Ending September 30, 2012):

•	Net sales are expected to be between $87.0 million and $91.0 million.

•	Diluted earnings per share are projected at $0.10 to $0.14.
Expectations for the fiscal year 2012 (Year Ending December 30, 2012):
•Net sales are expected to be between $384.0 million and $417.0 million.

•	Earnings per diluted share are projected at $0.70 to $0.85.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, consumer spending (particularly spending by high-end consumer), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended April 1, 2012 and our annual report on Form 10-K for the year ended January 1, 2012. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended July 1, 2012, which we expect to file with the Securities and Exchange Commission on or before August 10, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its second quarter financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures
To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the "constant exchange rate basis"). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.

A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	July 1, 2012	July 3, 2011
Net income	$1,578	$2,838
Income tax expense	858	1,523
Other income, net	(112)	(101)
Depreciation and amortization	867	850
Stock-based compensation	1,284	1,778
Adjusted EBITDA	$4,475	$6,888

	Year to date ended	Year to date ended
	July 1, 2012	July 3, 2011
Net income	$1,732	$5,260
Income tax expense	976	2,676
Other income, net	(165)	(164)
Depreciation and amortization	1,763	1,672
Stock-based compensation	2,454	3,482
Adjusted EBITDA	$6,760	$12,926

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by (used in) operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	July 1, 2012	July 3, 2011
Net cash provided by operating activities	$5,517	$5,272
Purchases of fixed assets, including internal-use
software and website development	(725)	(2,709)
Non-GAAP free cash flow	$4,792	$2,563

	Twelve months ended	Twelve months ended
	July 1, 2012	July 3, 2011
Net cash provided by operating activities	$18,691	$33,443
Purchases of fixed assets, including internal-use
software and website development	(3,128)	(4,694)
Non-GAAP free cash flow	$15,563	$28,749

The following table reconciles year-over-year total company sales as well as international net sales percentage increases (decreases) from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended July 1, 2012	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	12.6%	(3.7)%	16.3%
Quarter ended July 3, 2011	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	40.7%	11.0%	29.7%

Year to date ended July 1, 2012	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	10.8%	(1.7)%	12.5%
Year to date ended July 3, 2011	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	37.4%	8.5%	28.9%

About Blue Nile, Inc.
Blue Nile, Inc. is the leading online retailer of diamonds and fine jewelry. The Company delivers the ultimate customer experience, providing consumers with a superior way to buy engagement rings, wedding rings and fine jewelry. Blue Nile offers in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. The Company has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com, www.bluenile.ca and www.bluenile.co.uk. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
John Baird, 206.336.6805 (Media)
johnb@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	July 1, 2012	January 1, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,700	$89,391
Trade accounts receivable	1,500	2,317
Other accounts receivable	742	2,550
Inventories	26,778	29,267
Deferred income taxes	532	689
Prepaids and other current assets	873	1,009
Total current assets	84,125	125,223
Property and equipment, net	8,028	8,340
Intangible assets, net	224	252
Deferred income taxes	7,841	9,053
Note receivable	2,000	—
Other investments	2,000	—
Other assets	150	157
Total assets	$104,368	$143,025
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,302	$95,590
Accrued liabilities	7,597	9,396
Current portion of long-term financing obligation	59	59
Current portion of deferred rent	212	211
Total current liabilities	70,170	105,256
Long-term financing obligation, less current portion	655	685
Deferred rent, less current portion	1,982	2,060
Stockholders’ equity:
Common stock	21	21
Additional paid-in capital	192,579	187,762
Accumulated other comprehensive loss	(170)	(123)
Retained earnings	76,223	74,491
Treasury stock	(237,092)	(227,127)
Total stockholders’ equity	31,561	35,024
Total liabilities and stockholders’ equity	$104,368	$143,025

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended		Year to date ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Net sales	$90,981	$80,522	$174,084	$160,702
Cost of sales	73,790	63,349	141,615	126,609
Gross profit	17,191	17,173	32,469	34,093
Selling, general and administrative expenses	14,867	12,913	29,926	26,321
Operating income	2,324	4,260	2,543	7,772
Other income, net
Interest income, net	45	42	85	83
Other income, net	67	59	80	81
Total other income, net	112	101	165	164
Income before income taxes	2,436	4,361	2,708	7,936
Income tax expense	858	1,523	976	2,676
Net income	$1,578	$2,838	$1,732	$5,260
Basic net income per share	$0.11	$0.19	$0.13	$0.36
Diluted net income per share	$0.11	$0.19	$0.12	$0.35

Shares used for computation (in thousands):
Basic	13,787	14,560	13,820	14,565
Diluted	13,896	15,112	14,032	15,160

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year to date ended
	July 1, 2012	July 3, 2011
Operating activities:
Net income	$1,732	$5,260
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,763	1,672
Loss on disposal of property and equipment	24	35
Stock-based compensation	2,514	3,542
Deferred income taxes	1,369	(250)
Tax (deficiency) benefit from exercise of stock options	(1,803)	582
Excess tax benefit from exercise of stock options	(8)	(365)
Changes in assets and liabilities:
Receivables	2,625	(313)
Inventories	2,489	(564)
Prepaid expenses and other assets	143	(29)
Accounts payable	(33,199)	(35,361)
Accrued liabilities	(3,329)	(5,281)
Deferred rent and other	(77)	2,078
Net cash used in operating activities	(25,757)	(28,994)
Investing activities:
Purchases of property and equipment	(1,495)	(3,758)
Purchases of other investments	(2,000)	—
Payments for note receivable	(2,000)	—
Net cash used in investing activities	(5,495)	(3,758)
Financing activities:
Repurchase of common stock	(8,426)	(8,419)
Proceeds from stock option exercises	4,035	1,664
Excess tax benefit from exercise of stock options	8	365
Principal payments under long-term financing obligation	(30)	(23)
Net cash used in financing activities	(4,413)	(6,413)

Effect of exchange rate changes on cash and cash equivalents	(26)	67

Net decrease in cash and cash equivalents	(35,691)	(39,098)

Cash and cash equivalents, beginning of period	89,391	113,261
Cash and cash equivalents, end of period	$53,700	$74,163

Supplemental disclosure of cash flow information:
Cash paid for income taxes	1,205	4,042
Non-cash investing and financing activities:
Unsettled repurchases of common stock	1,539	—